Exhibit 10.23


              COMPENSATION FOR NON-MANAGEMENT DIRECTORS OF KEYSPAN
              ----------------------------------------------------


The non-management Directors of KeySpan Corporation receive the following compensation:

                    $43,500 annual retainer;

                    $2,000 committee meeting fee;

                    $5,000 committee chairman retainer;

                    $10,000 audit committee chairman retainer;

                    $10,000 Lead Director retainer; and

                    $64,000 in common stock equivalents granted under the Directors' Deferred Compensation Plan.

Employee directors receive no additional compensation for serving on the Board or its committees.